UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 20, 2006 (June 15, 2006)

WQN, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27751	75-2838415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 1510 New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (212) 774-3656

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On June 15, 2006, WQN, Inc. (the "Company") received notification from The Nasdaq National Market ("Nasdaq") indicating Nasdaq’s belief that the Company is not currently engaged in active business operations and is therefore a “public shell,” which, in Nasdaq’s determination could be detrimental to the interests of the investing public. The new notice further indicated that, under Marketplace Rule 4300, this issue serves as an additional basis for delisting the Company’s common stock. Marketplace Rule 4300 provides Nasdaq with discretionary authority to apply more stringent criteria for continued listing and terminate the inclusion of particular securities based on any event that occurs that makes inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued inclusion in Nasdaq.

As previously disclosed, the Company had received written notices from Nasdaq regarding its failure to comply with Nasdaq's continued listing requirements as a result of its delinquent Form 10-KSB for the year ending December 31, 2005 and its Form 10-QSB for the period ending March 31, 2006. While the Company has cured its deficiency with respect to its Form 10-KSB by filing the delinquent annual report, the Company had a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") on June 1, 2006 at which hearing the Company's non-compliance with Nasdaq's continued listing requirements due to its delinquent Form 10-QSB was considered. In addition, and as previously disclosed, the Company is not in compliance with the minimum market value of publicly held shares requirement for continued listing. A decision of the Panel is pending and will consider the issue identified in the June 15, 2006 notice in making its determination. As allowed by Nasdaq’s rules, the Company intends to submit information regarding this deficiency to the Panel before June 22, 2006. There can be no assurance that the Panel will grant the Company's request for continued listing.

The press release issued by the Company on June 20, 2006 regarding these matters is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 4.01	Changes in Registrant's Certifying Accountant

On June 15, 2006, WQN, Inc. (the “Company”) engaged Payne, Falkner, Smith & Jones P.C. (“Payne Falkner”) as the Company’s independent accountants to report on the Company’s balance sheet as of December 31, 2006 and the related statements of earnings, stockholders’ equity and comprehensive income, and cash flows for the year then ended. The decision to appoint Payne Falkner as the Company’s independent accountants was unanimously approved by the Company’s Audit Committee.

During the fiscal years ended December 31, 2004 and 2005 and through June 14, 2006, neither the Company nor anyone on the Company’s behalf consulted with Payne Falkner regarding either (1) the application to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company’s financial statements and (2) any matter that was the subject of a disagreement or event reportable pursuant to Item 304(a)(1)(iv) of Regulation S-B promulgated by the Securities and Exchange Commission.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Number	Description
99.1	Press release dated June 20, 2006 by WQN, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2006

WQN, INC.

By:	/s/ David S. Montoya
David S. Montoya
Chief Financial Officer